EXHIBIT 21

LIST OF SUBSIDIARIES

ZIONS BANCORPORATION

AT DECEMBER 31, 2005

SUBSIDIARY	STATE OR JURISDICTION OF INCORPORATION/ORGANIZATION
Zions First National Bank	Federally chartered doing business in Utah and Idaho

California Bank & Trust	California

Amegy Corporation	Texas

National Bank of Arizona	Federally chartered doing business in Arizona

Nevada State Bank	Nevada

Vectra Bank Colorado	Federally chartered doing business in Colorado and New Mexico

The Commerce Bank of Washington	Federally chartered doing business in Washington

The Commerce Bank of Oregon	Oregon

Cash Access, Inc.	Utah

CSBI Capital Trust I (not consolidated)	Delaware

GB Capital Trust (not consolidated)	Delaware

Great Western Financial Corporation	Utah

MP Technology, Inc.	Utah

NetDeposit, Inc.	Nevada

Providus Software Solutions, Inc.	Utah

Zions Capital Trust B (not consolidated)	Delaware

Zions Financial Corp.	Delaware

Zions Insurance Agency, Inc.	Utah

Zions Management Services Company	Utah

Zions Municipal Funding, Inc.	Utah